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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 2, 1997 (except for Note 10 as to which the date is May , 1997), in the Registration Statement (Form S-1 No. 333-24043) and related Prospectus of Pameco Corporation for the registration of 3,578,644 shares of its Class A Common Stock.

                                          Ernst & Young LLP

Atlanta, Georgia
May  , 1997

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The foregoing consent is in the form that will be signed upon the restatement of capital accounts pursuant to filing of the merger agreement described in
Note 10 to the consolidated financial statements.

                                          Ernst & Young LLP

Atlanta, Georgia
May 19, 1997